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                                  Exhibit 21

                           CROGHAN BANCSHARES, INC.

                        Subsidiaries of the Registrant


                                        State of             Percentage of
        Subsidiary                   Incorporation         securities owned

     The Croghan Colonial Bank (1)        Ohio                   100%


(1) The subsidiary's principal office is located in Fremont, Ohio.